UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: June 29, 2005
(Date of earliest event reported)
POWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware 001-12488 (State or other jurisdiction of (Commission File Number) incorporation or organization)	88-0106100 (I.R.S. Employer Identification Number)

8550 Mosley Drive Houston, Texas (Address of Principal Executive Offices)	77075-1180 (Zip Code)
(713) 944-6900
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets.
     As previously reported under Item 2.01 of the Form 8-K of Powell Industries, Inc. (Company) filed on July 6, 2005, the Company, through its indirect wholly owned subsidiaries, Inhoco 3210 Limited and Switchgear & Instrumentation Properties Limited (“Acquiree”), has completed its acquisition of the business and substantially all of the assets of Switchgear & Instrumentation Limited. The description of the acquisition included in the Company’s Form 8-K filed on July 6, 2005 is incorporated herein. This amended report of Form 8-K is being filed to complete the exhibit record with respect to this acquisition.
Item 9.01. Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
     Acquiree financial information historically has been prepared under generally accepted accounting principles (GAAP) in the United Kingdom. The Company recorded adjustments to restate the financial information for the companies acquired under United States GAAP and determined that audited historical financial statements with respect to the acquisition are not required to be filed as Acquiree does not meet the materiality thresholds of Rule 3-05(b) of Regulation S-X.
     (b) Pro Forma Financial Information.
     The Company has determined that pro forma financial statements with respect to the acquisition are not required to be filed as Acquiree does not meet the materiality thresholds of Rule 11-01 of Regulation S-X.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.
Date: September 13, 2005	By:	/s/ DON R. MADISON
Don R. Madison
Vice President/Treasurer/ Chief Financial Officer (Principal Accounting and Financial Officer)

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